    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1999
                         Registration No. 333 - 60245

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 1
                                      to
                                   FORM S-3D
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                           ________________________

                           PREMIER BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

          GEORGIA                            6025                  58-1793778
     (State or other                   (Primary Standard        (I.R.S. Employer
jurisdiction of incorporation    Industrial Classification       Identification
     or organization)                   Code Number)                 Number)

                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090
         (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                              DARRELL D. PITTARD
                           PREMIER BANCSHARES, INC.
                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090
           (Name, address, including Zip Code, and telephone number,
                  including area code, of agent for service)

                 THE COMMISSION IS REQUESTED TO SEND COPIES OF
                            ALL COMMUNICATIONS TO:

                           Steven S. Dunlevie, Esq.

                          ELIZABETH O. DERRICK, ESQ.
                     WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                              ONE ATLANTIC CENTER
                          1201 WEST PEACHTREE STREET
                            ATLANTA, GEORGIA 30309
                                (404) 872-7000

                           ________________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  From time to time after the effective date of this Registration Statement.
                           ________________________


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                           ________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS



                           PREMIER BANCSHARES, INC.

                               1,000,000 SHARES
                                      0F
                                 COMMON STOCK
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                      OF
                           PREMIER BANCSHARES, INC.

     Premier Bancshares, Inc. is offering its Dividend Reinvestment and Stock Purchase Plan to all shareholders of record of its common stock. The plan provides participants in the plan with a convenient and economical way of investing cash dividends and optional cash payments in additional shares of common stock. Any holder of record of common stock is eligible to participate in the plan.

     Participants in the plan may:

     . HAVE CASH DIVIDENDS ON ALL OR PART OF THEIR SHARES REINVESTED AUTOMATICALLY IN SHARES OF COMMON STOCK AT A PRICE OF NOT LESS THAN 100% OF THE THEN CURRENT MARKET VALUE; OR

     . INVEST OPTIONAL CASH PAYMENTS IN SHARES OF COMMON STOCK AT THE THEN CURRENT MARKET VALUE PROVIDED THAT EACH PAYMENT IS AT LEAST $50 AND TOTAL PAYMENTS BY A PARTICIPANT IN ANY CALENDAR MONTH DO NOT EXCEED $10,000.

     The price per share of common stock purchased for participants in the plan will be:

     .    the market price for the shares if purchased on the open market, or

     . 100% of the closing sales price for the shares on the American Stock Exchange on the trading date immediately preceding the applicable purchase date if the shares are newly issued or treasury shares purchased from us. On March 31, 1999 the closing sales price of the common stock on the American Stock Exchange was $19.75. The purchase dates are the regular cash dividend payment dates (historically in April, July, October, and January), and the last business day of the other months.

     This Prospectus relates to the 1,000,000 shares of common stock registered with the Securities and Exchange Commission for purchase under the plan. Shares for the plan will be authorized but unissued common stock, treasury shares or shares purchased in open market transactions. The shares registered for sale under the plan have been approved for listing on the American Stock Exchange.

     This Prospectus may not be used by our affiliates, as defined in Rule 405 under the Securities Act of 1933, as amended, for the reoffer or resale of securities acquired under the plan. Such persons may reoffer or resell shares covered by this Prospectus only pursuant to Rule 144 under the Securities Act of 1933 or other appropriate exemption or pursuant to an effective registration statement and a separate prospectus prepared in accordance with the requirements of an applicable registration statement.

     THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 3 HEREOF.

     The date of this Prospectus is April __, 1999

     Participants in the plan should recognize that neither we nor any of our agents can assure any participant of a profit or protect any participant against a loss on the shares purchased or sold through the plan. The plan does not represent a change in our dividend policy or a guarantee of future dividends, which will continue to depend upon earnings, financial requirements and other factors.

     A shareholder may become a participant by completing the enclosed Authorization Form and returning it to SunTrust Bank, Atlanta, agent of the plan, at P.O. Box 4625, Atlanta, Georgia 30302. A shareholder already enrolled in the plan will remain a participant in the plan (on the terms set forth in this Prospectus) automatically without any further action. A shareholder who does not wish to participate in the plan need not take any action and will continue to receive cash dividends, if and when declared, in the usual manner. Any questions about the administration of the plan should be directed to SunTrust Bank at (800) 568-3476.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THE COMMON STOCK INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE GAIN OR LOSS OF PRINCIPAL. IN ADDITION, DIVIDENDS PAID MAY GO UP OR DOWN.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----
WHERE YOU CAN FIND MORE INFORMATION....................................................................................     1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................     1

RISK FACTORS...........................................................................................................     3

PREMIER BANCSHARES.....................................................................................................     4

USE OF PROCEEDS........................................................................................................     4

DESCRIPTION OF THE PLAN................................................................................................     5

PURPOSE................................................................................................................     5

PARTICIPATION ALTERNATIVES.............................................................................................     5

ADVANTAGES.............................................................................................................     5

DISADVANTAGES..........................................................................................................     6

ADMINISTRATION.........................................................................................................     6

PARTICIPATION..........................................................................................................     6

COSTS..................................................................................................................     8

PURCHASES..............................................................................................................     9

OPTIONAL CASH PAYMENTS.................................................................................................     9

SALES OF PLAN SHARES...................................................................................................    10

REPORTS TO PARTICIPANTS................................................................................................     11

DIVIDENDS..............................................................................................................     11

CERTIFICATES FOR SHARES................................................................................................     11

CHANGE OF PARTICIPATION, WITHDRAWALS AND TERMINATION...................................................................     12

TAXES..................................................................................................................     13

OTHER INFORMATION......................................................................................................     14

INDEMNIFICATION........................................................................................................     16

LEGAL OPINION..........................................................................................................     17

EXPERTS................................................................................................................     17

                      WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can inspect and copy such reports, proxy statements and other information at the public reference facilities the Securities and Exchange Commission maintains at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices at 7 World Trade Center, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60611-2511. You can also obtain copies of the foregoing materials at prescribed rates by request in writing directed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including us. This Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto which we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to which reference is hereby made. For further information about us and the securities offered hereby, reference is made to the Registration Statement. You may inspect and copy the Registration Statement, at prescribed rates, at the Securities and Exchange Commission's public reference facilities at the addresses set forth above.

     Shares of our common stock are listed on the American Stock Exchange under the trading symbol "PMB". You may inspect reports, proxy statements and other information concerning us at the office of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We are incorporating by reference in this Prospectus the following documents filed with the Securities and Exchange Commission:

     (i) our Annual Report on Form 10-K for the year ended December 31, 1998, filed on March 25, 1999;

     (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in paragraph (i), above; and

     (iii) our Proxy Statement/Prospectus dated May 20, 1998, contained in our Registration Statement on Form S-4 (Registration No. 333-50535), filed on May 5, 1998.

     All documents we subsequently file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of shares of our common stock pursuant to the plan, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

     Upon oral or written request from any person to whom this Prospectus is delivered, we will provide a copy of any and all documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents), in addition to those documents the Securities and Exchange Commission requires to be delivered. We will provide such documents promptly and without charge. You should direct written requests for such copies to Barbara J. Burtt, Secretary, Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. You may direct telephone requests to (404) 814-3090.

     Additional information regarding us, the plan described herein and the securities offered by this Prospectus is contained in the Registration Statement on Form S-3D and the exhibits relating thereto, as filed with the Securities and Exchange Commission under the Securities Act of 1933. For further information in this regard, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

                                 RISK FACTORS

     A prospective investor should consider carefully all the information contained in this Prospectus in deciding whether to purchase shares of the common stock and, in particular, the following:

     RELYING ON RESIDENTIAL MORTGAGE ORIGINATIONS TO PRODUCE FEE INCOME IS RISKYGIVEN THE CYCLICAL NATURE OF RESIDENTIAL MORTGAGE ORIGINATIONS

     The market for residential mortgages is highly volatile and an increase in interest rates could have a material adverse effect on both non-interest income and interest income and in the growth of our residential mortgage operations. In addition, a substantial portion of our other income has been derived from gains on the sale of mortgage loans and mortgage production fees consisting of proceeds from the sale of mortgage servicing rights, loan origination fees and discount points. Due to the cyclical nature of residential mortgage originations, there can be no assurance that we will be able to sustain recent levels of gains on the sale of mortgage loans and mortgage production fees.

     WE ARE SUBJECT TO SIGNIFICANT REGULATORY RESTRICTIONS DUE TO OUR STATUS AS A BANK HOLDING COMPANY

     We are a legal entity separate and distinct from our subsidiaries, although dividends from our subsidiaries are the principal source of our cash revenues. Our right to participate in a subsidiary's assets upon its liquidation, reorganization or otherwise (and thus the ability of the holders of the preferred securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which claims will take priority over ours, except to the extent that we may be a creditor with a recognized claim.

     Regulations limit the amount of dividends that our banking subsidiaries may pay us without prior regulatory approval. Our banking subsidiaries are also subject to restrictions under federal law which limit their transfer of funds to us and Premier Lending, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by any of our banking subsidiaries to us or any affiliate of our banking subsidiaries is limited to 10% of such banking subsidiary's capital and surplus and, with respect to us and all such non-banking subsidiaries, to an aggregate of 20% of such banking subsidiary's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts.

     WE MAY NOT BE ABLE TO SUSTAIN OUR GROWTH

     We have grown and may seek to continue to grow by acquiring other financial institutions and branches. However, the market for acquisitions is highly competitive. Moreover, any acquisitions will be subject to regulatory approval and there can be no assurance that we will obtain such approvals. We may not be as successful in the future as we have been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches. Furthermore, our ability to grow through acquisitions will depend on our maintaining sufficient regulatory capital levels and on economic conditions.

     We may encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such rapid growth may adversely affect our operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. There can be no assurance that we will successfully integrate or achieve the anticipated benefits of our growth or expanded operations, and rapid growth in our loan portfolio may result in an increase in our loan losses.

     WE FACE SIGNIFICANT COMPETITION IN OUR MARKET AREA

     We face substantial competition for loans, deposits, and credit as well as other sources of funding in the communities they serve. Competing providers include other national and state banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and non-financial companies which may offer products functionally equivalent to those our subsidiaries offer. Many competing providers have greater financial resources than we have and offer services within and outside the market areas our subsidiaries serve.

     FAILING TO TAKE ADVANTAGE OF ADVANCES IN TECHNOLOGY COULD PUT US AT A COMPETITIVE DISADVANTAGE

     The market for financial services, including banking services, is increasingly affected by advances in technology, including developments in telecommunications, data processing, computers, automation, Internet-based banking, telebanking, debit cards and so-called "smart" cards. Our ability to compete successfully in our markets may depend on the extent to which we are able to exploit such technological changes. However, we cannot provide assurance that developing these or any other new technologies, or anticipating or responding to such developments will materially affect our business, financial condition and operating results.

     STOCK MARKET VOLATILITY COULD CAUSE THE TRADING PRICE OF THE COMMON STOCK TO FLUCTUATE

     Our common stock's market price could fluctuate significantly in response to our operating results and other factors, and our common stock's market price may decline below its current market price. In addition, the stock market has from time to time experienced price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are publicly traded and may adversely affect our common stock's market price.

     OUR SUCCESS DEPENDS ON THE PERFORMANCE OF SENIOR MANAGEMENT

     Our success has been largely dependent on the skills, experience and efforts of our senior management. The loss of the services of our Chief Executive Officer, Mr. Daniel D. Pittard or that of other members of senior management could have a material adverse effect on our business and prospects. We believe that our future success will also depend upon our ability to attract, retain and motivate qualified personnel. We cannot provide assurance that we will be successful in attracting and retaining such personnel.

     THE FAILURE OF DATA PROCESSING SOFTWARE TO ACCOMMODATE THE YEAR 2000 MAY CAUSE MALFUNCTIONS

     Like many financial institutions, we rely upon computers for the daily conduct of our business and for data processing generally. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to "read" the new year and that, as a result, there may be widespread computer malfunctions. Management has assessed the electronic systems, programs, applications and other electronic components used in our operations, and believes that our hardware and software has been programmed to recognize the year 2000 accurately, and that we will not incur significant additional costs in connection with the Year 2000 issue, although there can be no assurances in this regard.


                              PREMIER BANCSHARES

     We are a bank holding company incorporated under the laws of the State of Georgia in 1988. We are registered as a bank holding company with the Federal Reserve Board and the Georgia Department of Banking and Finance under the Federal Bank Holding Company Act of 1956 and the Georgia Bank Holding Company Act. Through our subsidiaries, we offer a broad range of banking and banking-related services. Our principal executive offices are located at 2180 Atlanta Plaza, 950 Paces Ferry Road, Atlanta, Georgia 30326, and our telephone number is
(404) 814-3090.

                                USE OF PROCEEDS

     We do not know the number of shares of common stock that shareholders will ultimately purchase through the plan, the prices at which the shares will be sold, or the amount of proceeds we will receive pursuant to the offer and sale of shares under the plan. We will receive proceeds from the purchase of common stock pursuant to the plan to the extent that purchases are made directly from us and not from open market purchases for participants' accounts by SunTrust Bank and to the extent that any transactional fees are imposed. We will use the proceeds from the sale of the common stock offered pursuant to the plan for general corporate purposes, including investments in, or extensions of credit to, our subsidiaries.

                            DESCRIPTION OF THE PLAN

     The plan permits participants to purchase additional shares of common stock by reinvesting cash dividends on the shares and by making optional cash payments as described below. We will charge no brokerage commissions to effect such purchases, although we do intend to impose a transactional fee (ranging from $2 to $10 per transaction) for purchases made with optional cash payments and sales made for participants' accounts under the plan. The holders of common stock who do not wish to participate in the plan will continue to receive cash dividends if and when declared and paid. The following is a statement of the material features of the plan in a question and answer format.

                                    PURPOSE

     1.   WHAT IS THE PURPOSE OF THE PLAN?

     The plan's purpose is to provide record owners of our common stock with a simple, economical and convenient method of acquiring additional shares of common stock by the reinvestment of cash dividends in our common stock and by optional cash payments (both at a price equal to current fair market value), and in both instances without payment of any brokerage fees or commissions although we may impose a transactional fee ranging from $2 to $10 per transaction for optional cash purchases and sales. To the extent a shareholder purchases these additional shares directly from us, we will receive additional funds for our general corporate purposes.


                          PARTICIPATION ALTERNATIVES

     2.   WHAT ALTERNATIVES ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

          As a participant in the plan:

          A. You may automatically reinvest cash dividends on all shares registered in your name. You also may make optional cash payments of not less than $50 but limited to aggregate payments of $10,000 per participant per calendar month.

          B. You may automatically reinvest cash dividends on less than all shares registered in your name, while continuing to receive cash dividends on the remaining shares. You will continue to have the right to make optional cash payments of not less than $50 up to a total of $10,000 per calendar month.

          C. You may make optional cash payments only of not less than $50 but limited to aggregate payments of $10,000 per calendar month, even if you have not elected to reinvest cash dividends under alternatives A or B above.


                                  ADVANTAGES

     3.   WHAT ARE THE ADVANTAGES OF THE PLAN?

          A. The plan enables participants to reinvest automatically all or part of their regular cash dividends in shares of common stock, including dividends on shares of common stock they hold under the plan, at a price equal to 100% of the common stock's current market value (as more fully explained under Question 14).

          B. The plan permits participants to invest payments from $50 to $10,000 per month per participant in common stock at a price equal to 100% of the common stock's current market value.

          C. You will pay no brokerage fees or commissions in connection with purchases of common stock under the plan (although we may charge transactional fees ranging from $2 to $10 for certain transactions, as discussed in Questions 11 and 18, below).

          D. The funds made available will be fully invested because the plan permits fractions of shares of common stock to be credited to a participant's account. We will reinvest the cash dividends on such fractions, as well as on whole shares, credited to a participant's account in additional shares at a price equal to 100% of the current market value thereof.

          E. Participants will avoid the need for safekeeping of stock certificates for shares of common stock credited to their accounts under the plan. Participants may also surrender to Sun Trust Bank for safekeeping certificates for shares of common stock they purchased with reinvested dividends (see Question 22).

          F. Participants may avoid the inconvenience and expense of recordkeeping through free reporting provisions of the plan. The regular periodic statements and reports from SunTrust Bank will provide information concerning the purchases and sales of shares of common stock through the plan, and thus should simplify your recordkeeping.

                                 DISADVANTAGES

     4.   WHAT ARE SOME OF THE DISADVANTAGES OF THE PLAN?

          A. Prior to being invested on a regular cash dividend payment date, we may not return optional cash payments to participants unless we receive a request at least 48 hours before the applicable cash dividend payment date. See Question 18, below.

          B. We will not pay interest on optional cash payments pending investment or return.

          C. We intend to charge a transactional fee ranging from $2 to $10 per transaction for purchases made with optional cash payments and for sales made for participants' accounts under the plan. We do not intend to impose a transactional fee for purchases made solely through dividend reinvestments. See Questions 11 and 18, below.

                                ADMINISTRATION

     5.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     SunTrust Bank, Atlanta, has been appointed the administrator and agent for the plan. Sun Trust Bank will keep records, send statements of account to each participant and perform other administrative duties relating to the plan. SunTrust Bank will hold the shares of common stock purchased for you under the plan in safekeeping until you terminate your participation in the plan or until we receive a written request from you for the withdrawal of all or part of your shares. If you have any questions, please contact us or SunTrust Bank, at either of the addresses or telephone numbers listed in Question 7, below.

     SunTrust Bank will effect those purchases of shares of common stock for the accounts of participants to be made on the open market. SunTrust Bank may effect sales of such shares on the open market in case of the withdrawal or termination of a participant's interests under the plan, if the terms of the plan authorize such sale or if the participant otherwise directs SunTrust Bank to do so. See Questions 18, 19, 26 and 27. We have the authority to adopt and amend rules and regulations to facilitate the plan's administration.

                                 PARTICIPATION

     6.   WHO IS ELIGIBLE TO PARTICIPATE?

     If you are a holder of our common stock registered in your name, you are eligible to be a participant in the plan. If you beneficially own shares registered in another name (for example, in the name of a broker, bank or other nominee), you must either make appropriate arrangements for your broker or nominee to participate, or you must become a shareholder of record by transferring all or a portion of your shares to your own name. Shareholders may participate with respect to all or less than all of their shares.

     7.   HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

     An eligible shareholder can enroll in the plan by completing an Authorization Form and signing and returning it to SunTrust Bank at the address below. You can obtain Authorization Forms by contacting SunTrust Bank at
(800) 568-3476. SunTrust Bank will provide a return envelope for this purpose. If our common stock is registered in more than one name (i.e. joint tenants, trustees, etc.), all of the registered holders must sign the Authorization Form. See Question 9 for more information about the Authorization Form.

     Brokers, banks and other nominees who wish to participate in the plan on behalf of their clients may request special participation arrangements by calling or writing SunTrust Bank. Subject to our consent and agreement and that of SunTrust Bank, such arrangements may involve acceptance of written or telephone investment instructions after the record date for a particular cash dividend, separate investment instructions for each cash dividend and other variations.

     All questions and communications regarding the plan should be addressed to SunTrust Bank or us at the following addresses:

     SunTrust Bank, Atlanta
     P.O. Box 4625
     Atlanta, Georgia 30302
     (800) 568-3476

     Premier Bancshares, Inc.
     Corporate Secretary
     2180 Atlanta Plaza
     950 Paces Ferry Road
     Atlanta, Georgia 30326
     (404) 814-3090

     8.   WHEN MAY AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?

     An eligible shareholder may enroll in the plan at any time.

     Unless you select the "Optional Cash Purchases Only" investment option, you will begin to participate in the plan as of the dividend payment date associated with the first dividend record date which occurs after the date SunTrust Bank receives your signed Authorization Form. The dividend record dates usually precede the dividend payment dates by approximately two weeks.

     Holders who select the "Optional Cash Purchases Only" option must deliver their cash payments to us no less than five business days before a dividend payment date in order for purchases to be made in on their behalf on that dividend payment date. See Questions 16 and 17, below, for more information about optional cash purchases.

     9.   WHAT DOES THE AUTHORIZATION FORM PROVIDE?

     The Authorization Form provides for the purchase of additional shares of our common stock through the following investment options:

          A.   Full Dividend Reinvestment. This alternative directs the
               --------------------------
               investment, in accordance with the plan, of the cash dividends on all of the shares of common stock then or subsequently registered in your name, and also permits you to make optional cash payments of $50 to $10,000 per month (per participant) for purchasing additional shares in accordance with the plan.

          B.   Partial Dividend Reinvestment. This alternative directs the
               -----------------------------
               investment, in accordance with the plan, of the cash dividends on only a specified portion of the shares of common stock (that is, a specified number of whole shares), and also permits you to make optional cash payments of $50 to $10,000 per month (per participant) for purchasing additional shares in accordance with the plan.

          C.   Optional Cash Purchases Only. This alternative permits you to
               ----------------------------
               make optional cash payments of $50 to $10,000 per month (per participant) for the purchase of additional shares of common stock in accordance with the plan, but without reinvesting cash dividends on those shares you hold directly. After you receive your statement on each optional cash purchase, you will receive the cash dividends on such shares.

     IF YOU RETURN AN AUTHORIZATION FORM PROPERLY EXECUTED BUT WITH NO INVESTMENT ALTERNATIVE DESIGNATED, YOU WILL BE ENROLLED IN THE "FULL DIVIDEND REINVESTMENT" OPTION.

     You may select either of the cash dividend reinvestment alternatives or the optional cash purchase alternative only. In all cases, we will reinvest the cash dividends on shares we hold for your account in accordance with the plan, including dividends on shares you purchase with optional cash payments, unless you give the notice described in paragraph C above.

     10.  HOW MAY A PARTICIPANT CHANGE PARTICIPATION ALTERNATIVES UNDER THE
PLAN?

     As a participant, you may change your investment alternatives at any time by requesting a new Authorization Form and returning it to SunTrust Bank at the address set forth in Question 7. (See also Questions 8 and 9.) If SunTrust Bank receives an Authorization Form changing the reinvestment of cash dividends at least five business days before the record date for payment of the related cash dividend, the change will be effective on the related dividend payment date. If SunTrust Bank receives the Authorization Form later than that date, SunTrust Bank will effect the change on the next cash dividend payment date.

                                     COSTS

     11. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES OR SALES UNDER THE PLAN?

     We will pay most of the plan's administrative costs. However, we intend to charge a transactional fee for purchases made under the plan with optional cash payments and for sales made for participants' accounts under the plan. We have reserved discretion to impose a charge ranging from $2 to $10 per transaction. We do not intend to charge a transactional fee for purchases made solely from dividend reinvestments.

     Participants will pay no brokerage fees or commissions on shares purchased under the plan, whether a participant purchases the additional shares directly from us or on the open market. However, if you request that SunTrust Bank arrange a sale of shares the plan holds for you, the broker-dealer SunTrust Bank selects will deduct a brokerage commission (in addition to the transactional fee described above) from the proceeds of the sale. See Questions 18 and 19.

                                   PURCHASES

     12.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares you purchase under the plan will come either from our authorized but unissued shares, treasury shares or from shares SunTrust Bank purchases for your account on the open market.

     SunTrust Bank's purchases in the open market will be at our direction. SunTrust Bank will make its open market purchases at such times, in such amounts, at such prices and by such methods as it in its sole discretion deems to be in the best interests of the plan and the participants, subject to applicable rules and regulations of the Securities and Exchange Commission. The primary factors we expect to consider in determining whether to make open market purchases under the plan are (i) the market price of the common stock, (ii) general market conditions,

(iii) our current and expected capital needs, and (iv) the number of original issue shares we expect to issue under the plan.

     13.  HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares we purchase for your account will depend on the amount of your cash dividends and/or optional cash payments and the price per share. We will credit your account with that number of shares, including fractions (computed to four decimal places), equal to the total amount to be invested divided by the applicable purchase price per share (less any applicable transactional fees).

     14. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

     For purposes of determining the number of shares of common stock to be purchased for participants' accounts under the plan (including those dividends on all shares of common stock credited to participants' accounts under the plan), the price per share will depend upon whether SunTrust Bank purchases the shares on the open market or you purchase the shares directly from us. If SunTrust Bank purchases the shares on the open market, the price per share will be the market price, that is, the weighted average price of shares purchased during the relevant period to satisfy plan requirements. For newly-issued or treasury shares you purchase directly from us, the price per share will be 100% of the fair market value per share of the common stock based upon the closing sales price, as reported on American Stock Exchange, on the trading date immediately preceding the applicable dividend payment date referenced in Question 15 below. If there is no trading of the common stock on the American Stock Exchange during the applicable period, then we will determine the price per share for shares you purchase from us on the basis of such market quotations as we deem appropriate. These purchase price formulas apply to both purchases through dividend reinvestments and purchases with optional cash payments.

     We reserve the right, however, to allow you to make dividend reinvestments or optional cash purchases, or both, at a discount, upon giving participants reasonable prior written notice of such discount. If we institute such discount, we may thereafter change or discontinue it, upon giving participants similar notice.

     In the event of an error in the publication of the sales price, a trading halt or other factors, we will determine the purchase price on the basis of such market quotations as we consider appropriate.

     No participant will purchase shares of common stock through the plan at less than par value ($1.00 per share).

     The above-referenced factors are solely to determine the number of shares to be purchased for each participant's account and do not determine the participant's tax basis in the shares so purchased. See Question 29, below, for tax information.

     15.  WHEN WILL PURCHASES OF SHARES OF COMMON STOCK BE MADE?

     SunTrust Bank will allocate the shares of common stock to be purchased for participants to their accounts effective as of the investment date. The investment dates are regular cash dividend payment dates, which historically have been in the months of April, July, October and January, and the last business day of the other months. The exact timing and related aspects of open market purchases may be subject to certain conditions (such as compliance with the rules and regulations of the Securities and Exchange Commission), which may prevent the purchase of common stock or interfere with the timing of the purchases.

                            OPTIONAL CASH PAYMENTS

     16.  HOW DO OPTIONAL CASH PAYMENTS WORK?

     We will accumulate the optional cash payments we receive from a participant with the optional cash payments of all participants, inclusive of the cash dividends we hold for reinvestment on the same investment date. SunTrust Bank will apply such accumulated amounts to the purchase of additional shares of common stock directly from us, or on the open market, as of that investment date. The price of the shares of common stock purchased with the optional cash payments will be the market price, that is the weighted average price of shares purchased during the relevant period to satisfy plan requirements. The per share price for newly-issued shares or treasury shares you purchase from us will be 100% of fair market value as described in Question 14, above. SunTrust Bank will hold the optional cash payments it receives less than five business days immediately preceding an investment date until the next investment date. SunTrust Bank will allocate the purchase price for all shares it purchases on the open market as of the same investment date to each participant's account on the basis of the weighted average price of all such shares if effected in more than one transaction and at different prices.

     Neither we nor SunTrust Bank will pay interest on optional cash payments held pending investment. Consequently, you are strongly urged to make your optional cash payments as close as possible to the fifth business day immediately preceding the next appropriate investment date. In this regard, you should allow sufficient time to ensure that SunTrust Bank receives your payment five business days before these dates. A shareholder may participate in the plan even if he or she wishes to make the optional cash payments only.

     17.  HOW MAY A PARTICIPANT MAKE OPTIONAL CASH PAYMENTS?

     A participant may make an optional cash payment at the time he or she enrolls in the plan by enclosing with the Authorization Form a check or money order made payable to SunTrust Bank. Thereafter, a participant may make the optional cash payments monthly using cash payment forms, which SunTrust Bank will attach to statements of account it sends to participants, or which a participant may obtain by contacting SunTrust Bank as provided in Question 7, above. The participant need not send the same amount each month, and there is no obligation to make an optional cash payment for each or any investment date.

     The minimum optional cash payment by a participant in any calendar month is $50 and the aggregate of such payments SunTrust receives in any one calendar month cannot exceed a total of $10,000 for any participant. SunTrust Bank will refund an optional cash payment if it receives a written request at least 48 hours prior to the next applicable investment date on which it otherwise would have invested the cash payment.

                             SALES OF PLAN SHARES

     18.  HOW CAN A PARTICIPANT SELL SHARES OF COMMON STOCK?

     You can sell all or part of your shares of common stock the plan holds in either of two ways. First, you may request certificates for your full shares and arrange for the sale of these shares through a broker-dealer of your choice. Alternatively, you can request that SunTrust Bank sell for you some or all of your shares the plan holds. SunTrust Bank will sell shares for you through broker-dealers it selects in its sole discretion. All broker-dealers SunTrust Bank retains for these sales will be independent of, and not affiliated with, SunTrust Bank. If you request that SunTrust Bank arrange for the sale of your shares, you will be charged a transactional fee (ranging from $2 to $10 per transaction) and a commission by the broker-dealer SunTrust Bank selects which it will deduct from the cash proceeds it pays to you. The amount of the commission will vary depending on the selected broker-dealer and other factors. SunTrust Bank may aggregate shares it sells for you with those of other plan participants requesting sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your (i) transactional fee (between $2 and $10 per transaction) and (ii) your pro rata share of brokerage commissions and any applicable taxes. If you are requesting stock certificates or selling shares in connection with terminating participation in the plan, additional restrictions apply. See Questions 26 and 27.

     19.  WHEN WILL SHARES OF COMMON STOCK BE SOLD?

     Shares will be sold as soon as practicable after SunTrust Bank receives written instructions to sell all or a portion of the shares of common stock it holds for the participant. If you are terminating participation in the plan and SunTrust Bank receives your request to sell your shares less than five business days before the dividend record date, it will not sell your shares until after the dividend payment date. SunTrust Bank will make payment by check and will mail such payment to the participants' record address as soon as practicable after the settlement date for the sale.

                            REPORTS TO PARTICIPANTS

     20.  WHAT REPORTS WILL WE SEND TO PARTICIPANTS IN THE PLAN?

     As soon as practicable after each transaction, you will receive a statement of the transaction reflecting the amount, per share price and number of full shares and fractional interests purchased or sold. You should retain statements and reports for tax purposes, as they are your continuing record of account activity and the cost of your purchases and sales. In addition, you will receive copies of communications we send to holders of our common stock, including our Quarterly Reports, Annual Reports, Notices of Shareholder Meetings and Proxy Statements, and information regarding income tax reporting.


                                   DIVIDENDS

     21. WILL WE CREDIT PARTICIPANTS WITH CASH DIVIDENDS ON FULL AND FRACTIONAL SHARES HELD IN THEIR ACCOUNTS UNDER THE PLAN?

     Yes. We will pay dividends on all shares of common stock held in participants' accounts under the plan on the basis of the full shares and fractional share interests held in such accounts on the record dates for such dividends. We will automatically reinvest these dividends in additional shares of common stock as a dividend reinvestment, and will credit such amounts to participants' accounts. Participants who wish to receive dividends in cash on shares they purchase through the plan must request certificates for those full shares so that such shares will be registered in their own names (see Question
22).

                            CERTIFICATES FOR SHARES

     22. WILL WE ISSUE STOCK CERTIFICATES FOR THE SHARES OF COMMON STOCK PURCHASED?

     We will not issue to you certificates for the shares of common stock you purchase under the plan, unless requested as provided below. We will issue all shares we credit to your plan account to SunTrust Bank or its nominee as your agent. We will indicate the number of shares we credit to your account under the plan on your account statement. This additional service protects against loss, theft or destruction of stock certificates and reduces our costs.

     Should you wish to do so, you may send certificates for shares in your possession to SunTrust Bank, requesting that SunTrust Bank hold them for safekeeping. In this event, the plan would automatically reinvest all cash dividends these shares earn whether or not such dividends were previously reinvesting (unless you have elected the "Optional Cash Purchases Only" alternative, in which case you will continue to receive cash dividends when and if we declare such dividends).

     SunTrust Bank will deliver certificates for any number of whole shares up to the full number of shares credited to your account under the plan at no charge upon written request. SunTrust Bank will withdraw the shares represented by that certificate from your account. You should mail this request to SunTrust Bank at the address set forth in Question 7. Until a sale, termination or change in your method of participation, the plan will continue to reinvest the cash dividends for all such shares pursuant to the plan.

     You may not pledge or assign the shares credited to your account under the plan. Any attempted pledge or assignment shall be void. If you wish to assign or pledge shares held under the plan, you must request that we reissue the certificates for such shares in your name.

     We will not issue certificates for fractional shares under any circumstances.

     23. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

     SunTrust Bank will maintain the accounts under the plan in the name in which your shares are registered at the time you enroll in the plan. Consequently, certificates for full shares you purchase under the plan will be similarly registered when delivered to you upon your request. Should you want these shares registered and reissued in a different name, you must so indicate by delivering a properly executed stock power which an authorized financial institution has guaranteed. As this would constitute a reregistration, you would be responsible for any transfer taxes that may be due and for complying with any other applicable transfer requirements.

             CHANGE OF PARTICIPATION, WITHDRAWALS AND TERMINATION

     24.  HOW DO PARTICIPANTS CHANGE THEIR METHOD OF PARTICIPATION?

     You may change your method of participation at any time by indicating the change on an Authorization Form and mailing it to SunTrust Bank at the address set forth in Question 7. The change to your method of participation will become effective as soon as practicable after SunTrust Bank has received the new Authorization Form.

     25.  HOW DOES A PARTICIPANT WITHDRAW SHARES FROM HIS OR HER PLAN ACCOUNT?

     You may at any time withdraw any or all full shares credited to your plan account by notifying SunTrust Bank in writing that you wish to do so. You should send such notice to the address set forth in Question 7. At your request, SunTrust Bank will sell the shares withdrawn, and in that event it will charge any applicable transaction fees and brokerage commissions on the sale, as well as any transfer tax or other direct costs it incurs in connection with the sale. SunTrust Bank will complete the sale for your account, on the open market, as soon as practicable after receiving such request. See Questions 18 and 19, above.

     26.  HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?

     In order to terminate your participation in the plan, you must notify SunTrust Bank in writing that you wish to do so. You should address such notice to SunTrust Bank at the address set forth in Question 7.

     Upon termination, you may elect to receive: (i) stock certificates for the full shares held for your account under the plan, plus a check for the proceeds from the sale of any fractional share; or (ii) a check for the proceeds from the sale of all shares, including any fractional share, held for your account, less any transaction fees, brokerage fees or commissions and any applicable transfer taxes or other direct costs incurred in connection with the sale. SunTrust Bank will complete the sale for your account, on the open market, as soon as practicable after receiving your request, except as provided in Question 27. See also Questions 18 and 19, above, regarding sales of shares held in your account.

     We also may at any time terminate a participant's participation in the plan for any reason. In such event, we will give the participant written notice of termination of participation.

     27.  WHEN MAY PARTICIPATION IN THE PLAN BE TERMINATED?

     You may terminate your participation in the plan at any time.

     If we receive your request to terminate less than five business days before the record date for a dividend, the plan will reinvest any cash dividends we pay on that dividend payment date. This requirement applies regardless of whether you request that we issue stock certificates to you or that SunTrust Bank sell your shares. We will invest any optional cash payment you send to us prior to requesting termination, unless a return of the amount is expressly made in the request for termination and we receive such request for termination at least 48 hours prior to the investment date. In the event we reinvest cash dividends, or invest optional cash payments, after receiving a request to terminate, we will process the request as promptly as possible following the applicable investment date as set forth in Question 15.

     We will pay all subsequent cash dividends to you by check in the ordinary manner, unless you reenroll in the plan, which you may do at any time.

     We also may terminate a participant's participation in the plan at any time. See Question 26, above.

     28. WHAT HAPPENS IF A PARTICIPANT IN THE PLAN DIES OR BECOMES LEGALLY INCAPACITATED?

     SunTrust Bank will deliver the shares and cash held by the plan for the participant to the appropriate person upon receiving written evidence satisfactory to SunTrust Bank of the appointment of a legal representative and proper instructions from the representative regarding delivery.

                                     TAXES

     29. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     The following discussion summarizes the principal federal income tax consequences, under current law, of participating in the plan. It assumes that we will distribute all dividends from "earnings and profits" and that such dividends will therefore constitute dividends (rather than a return of capital) for federal income tax purposes. This discussion does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law. It is based on various Internal Revenue Service rulings regarding several types of dividend reinvestment plans, but the Internal Revenue Service has not issued, nor have we requested, a ruling regarding the plan. The following discussion is for your general information only, and we urge you to consult your own tax advisors to determine the particular federal, as well as state and local, tax consequences that may result from participating in the plan and disposing of any shares of common stock you purchase pursuant to the plan.

          A.   Reinvested Dividends. If the shares issued under the plan are
               --------------------
               original issue shares, you will be considered to have received a dividend for federal income tax purposes equal to the fair market value as of the investment date of the shares purchased with the reinvested dividends. If SunTrust Bank acquires shares for you under the plan through open market purchases, you will be treated as having received a dividend equal to the cash dividend we paid plus the amount, if any, of your allocable portion of any brokerage commissions or other acquisition fees we paid. The initial tax basis of a share of common stock you acquire with reinvested dividends will equal the amount of the dividend represented by the share, that is, the share's purchase price and, if SunTrust Bank acquires the share through an open market purchase, the amount of any brokerage commissions and other acquisition fees allocable to the share.

          B.   Optional Cash Payments. Because there is no purchase price
               ----------------------
               discount for shares you purchase with optional cash payments, your purchase of shares of common stock under the plan with your optional cash payments will not result in a taxable distribution to you for federal income tax purposes unless the purchase is made in the open market. In the case of an open market purchase, you will be treated as receiving a taxable dividend equal to your portion of any brokerage commissions and other acquisition fees we pay. The initial tax basis of a share of common stock acquired with an optional cash payment will be the purchase price plus the amount of any such brokerage commissions and other acquisition fees allocable to the share.

               Holding Period. The holding period for a share of common stock
               --------------
               you acquire under the plan will begin the day after the investment date on which you acquired the share. A whole share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the investment date when the fraction was acquired.

          C.   Receipt of Share Certificates and Cash. You will not realize any
               --------------------------------------
               income when you receive certificates for whole shares credited to your account under the plan, either upon your request for certificates for shares or upon withdrawal from or termination of the plan. However, you will recognize taxable gain or loss (which, for most participants, will be capital gain or loss) when you sell or exchange whole shares you acquire under the plan and when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share net of brokerage commissions and the tax basis thereof.

          D.   Foreign Participants. In the case of foreign participants who
               --------------------
               elect to have their cash dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the cash dividends payable to such participants less the amount of tax required to be withheld will be applied to the purchase of shares of common stock through the plan. Foreign shareholder participants are urged to consult their legal advisers with respect to any local exchange control, tax or other law or regulation which may affect their participation in the plan. Neither we nor SunTrust Bank assume any responsibility regarding such laws or regulations and neither we nor SunTrust Bank will be liable for any act or omission in respect hereof.

               THE ABOVE DISCUSSION IS ONLY AN OUTLINE OF OUR UNDERSTANDING OF SOME OF THE APPLICABLE FEDERAL INCOME TAX PROVISIONS. THE PRECEDING SUMMARY MAY BE RENDERED INACCURATE BY ANY FUTURE LEGISLATIVE AMENDMENT TO THE FEDERAL INCOME TAX LAWS OR ANY FUTURE INTERPRETATIONS OF SUCH LAWS BY APPLICABLE AUTHORITIES. FOR SPECIFIC INFORMATION AS TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN, INCLUDING ANY FUTURE CHANGES IN APPLICABLE LAW OR INTERPRETATIONS, YOU SHOULD CONSULT YOUR OWN TAX ADVISERS.

                               OTHER INFORMATION

     30. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS OR HER NAME?

     If you sell or transfer all shares registered in your name, the plan will continue to reinvest the cash dividends on shares credited to your account under the plan, subject to your right to withdraw from the plan at any time.

     However, if a participant has only a fractional share in common stock credited to his or her account under the plan, we reserve the right not to reinvest the additional dividends on such fractional share and to terminate such participant's account. If we exercise this right, the participant will receive a check for the proceeds from the sale of such fractional share, plus the amount of the cash dividends thereon.

     31. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME BUT NOT ALL OF THE SHARES REGISTERED IN HIS OR HER NAME?

     If you are reinvesting the cash dividends on all of the shares registered in your name (that is, you have elected the "Full Dividend Reinvestment" alternative as described in Question 9) and you sell or transfer a portion of such shares, the plan will continue to reinvest the cash dividends on the remainder of the shares registered in your name.

     If you are reinvesting the cash dividends on only a portion of the shares registered in your name (that is, you have selected the "Partial Dividend Reinvestment" alternative as discussed in Question 9), and you then dispose of a portion of these registered shares, the plan will continue to reinvest the cash dividends on the lesser of (i) the number of shares with respect to which reinvestment of cash dividends was originally authorized, or (ii) all of the shares which remain in your name.

     32. IF WE HAVE A RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE ADDRESSED?

     In the event we make available to holders of common stock rights or warrants to purchase additional shares of common stock or other securities, such rights or warrants will be made available to participants based on the number of shares (including any fractional interest to the extent practicable) held in their plan account on the record date established for determining the holders of common stock entitled to such rights or warrants.

     33.  WHAT HAPPENS IF WE ISSUE A STOCK DIVIDEND OR DECLARE A STOCK SPLIT?

     We will credit to your account any stock dividends or split shares we distribute on shares held for your plan account.

     34. HOW WILL THOSE SHARES SUNTRUST BANK HOLDS BE VOTED AT SHAREHOLDERS' MEETINGS?

     SunTrust Bank will not vote any shares it holds under the plan.

     We will send a proxy card to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the plan. This proxy will apply to all full shares registered in your own name, whether acquired pursuant to the plan or otherwise, as well as to all shares and fractional interests credited to your account under the plan.

     If you return your proxy properly signed and marked for voting, our Board of Directors will vote all of the shares covered by the proxy, including those registered in your name and those held for you by the plan, as marked.

     If you return your proxy properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any proposal, our Board of Directors will vote all of your shares, including those registered in your name and those held for you by the plan, in accordance with their recommendations. If you do not properly execute and return the proxy, you may only vote your shares in person. You may also elect to vote in person at the meeting if you revoke your proxy.

     35.  WHAT ARE OUR RESPONSIBILITIES AND THOSE OF SUNTRUST BANK UNDER THE
PLAN?

     Neither we, SunTrust Bank, nor the agents of either will be liable under the plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of or liability arising out of (i) failure to terminate your account upon your death prior to SunTrust Bank receiving written notice of such death, (ii) the prices, or terms upon which, shares are purchased or sold for your account or the times when purchases or sales are made, or (iii) any fluctuations in the market value of the common stock before, at or after any such purchase or sales may be made.

     Neither we, SunTrust Bank, nor the agents of either shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted in connection with the plan, nor shall they have any duties, responsibilities or liabilities except as expressly set forth herein. The terms and conditions of the plan shall be governed by the laws of the State of Georgia.

     The plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

     YOU SHOULD RECOGNIZE THAT NEITHER THE PLAN ADMINISTRATOR NOR THE CORPORATION CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES HELD FOR YOUR ACCOUNT UNDER THE PLAN.

     36.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     We reserve the right to amend, modify, suspend or terminate the plan at any time. Participants will be notified of any material amendment, modification, suspension or termination. We reserve the right to interpret and regulate the plan as it deems necessary or desirable.

     Upon terminating the plan, we will return any uninvested optional cash payments, we will issue a certificate for the full shares credited to your account under the plan, and will make a cash payment for any fractional share credited to your account.

     We intend to use our best efforts to maintain the effectiveness of the Registration Statement filed with the Securities and Exchange Commission covering the offer and sale of common stock under the plan. However, we have no obligation to offer, issue or sell common stock to participants under the plan if, at the time of the offer, issuance or sale, the Registration Statement is for any reason not effective or such action would not be in compliance with applicable laws, rules and regulations. Also, we may elect not to offer or sell common stock under the plan to individuals residing in any jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable blue sky or securities laws or other laws makes such offer or sale impracticable or inadvisable. In any of these circumstances, we will pay dividends, if and when declared, in the usual manner to the shareholder and any optional cash payments received from such shareholder will be returned to him or her.

     37. HOW MAY SHAREHOLDERS OBTAIN ANSWERS TO OTHER QUESTIONS REGARDING THE PLAN?

     Any additional questions about the plan should be addressed to SunTrust Bank as indicated below:

     SunTrust Bank, Atlanta
     P.O. Box 4625
     Atlanta, Georgia  30302
     Telephone: (800) 568-3476


                                INDEMNIFICATION

     The provisions of the Georgia Code and our Bylaws set forth the extent to which our directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under our Bylaws, we are required to indemnify our officers and directors against reasonable expenses (including attorneys' fees) they incur in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were our officers, directors, employees or agents of, to the extent that they have been successful, on the merits or otherwise, in such defense. Our Bylaws also permit indemnification of our directors and officers against any liability they incur in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of us or who, while our directors or officers, are or were serving at our request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, our best interests, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of us, however, is limited to reasonable expenses, including attorneys' fees, they incur in connection with the proceeding. We must also provide advancement of expenses any director or officer incurs in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by us.

     We may not indemnify a director or officer in connection with a proceeding by or in the right of us in which the director or officer was adjudged liable to us for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

     The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

     We maintain an insurance policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

     Our Articles of Incorporation provide that no director shall be personally liable to us or our shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of ours; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law;
(iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                 LEGAL OPINION

     The legality of the shares of common stock offered hereby has been passed upon for us by the law firm of Womble Carlyle Sandridge & Rice, PLLC.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements for the years ended December 31, 1997 and 1998 which are included in our Annual Report on form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     Mauldin & Jenkins, LLC, independent auditors, have audited our consolidated financial statements for the year ended December 31, 1996 which are included in our Annual Report on form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mauldin & Jenkins, LLC's report, given on their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------

================================================================================

No Dealer, Salesman or any other person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer described herein, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof or that the information contained in this prospectus is correct as of any date subsequent to the date of this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the securities to which it relates nor such an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or, in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                              TABLE OF CONTENTS

Where You Can Find More Information.............................   1
Incorporation Of Certain Documents By Reference.................   1
Risk Factors....................................................   3
Premier Bancshares..............................................   4
Use Of Proceeds.................................................   4
Description Of The Plan.........................................   5
Purpose.........................................................   5
Participation Alternatives......................................   5
Advantages......................................................   5
Disadvantages...................................................   6
Administration..................................................   6
Participation...................................................   6
Costs...........................................................   8
Purchases.......................................................   9
Optional Cash Payments..........................................   9
Sales Of Plan Shares............................................   10
Reports To Participants.........................................   11
Dividends.......................................................   11
Certificates For Shares.........................................   11
Change Of Participation, Withdrawals And Termination............   12
Taxes...........................................................   13
Other Information...............................................   14
Indemnification.................................................   16
Legal Opinion...................................................   17
Experts.........................................................   17

                              [INSERT BANK LOGO]

                           PREMIER BANCSHARES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                                  __________

                                  PROSPECTUS
                                  __________

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

  Securities and Exchange Commission registration fee    $ 7,741
  Listing fees                                             4,375
  Legal fees                                               8,000
  Accounting fees                                          8,000
  Printing fees                                            5,000
  Miscellaneous expenses                                  11,000
                                                         -------
  Total                                                  $44,116

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The provisions of the Georgia Code and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Registrant's Bylaws, the Registrant is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of the Registrant, to the extent that they have been successful, on the merits or otherwise, in such defense. The Registrant's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Registrant or who, while directors or officers of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

     The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

     The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

     The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

     The Registrant's Articles of Incorporation provide that no director of Premier shall be personally liable to the Registrant or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Registrant; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

     The following documents are filed as exhibits to this registration statement on Form S-3:

Exhibit No.    Description

4.1 Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit No. 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998)

4.2 Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

5.1*           Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1*          Consent of Womble Carlyle Sandridge & Rice, PLLC (included in
               Exhibit 5)

23.2           Consent of Ernst & Young LLP

23.3           Consent of Mauldin & Jenkins, LLC

23.4           Consent of Porter Keadle Moore LLP

23.5           Consent of Porter Keadle Moore LLP

23.6           Consent of Mauldin & Jenkins, LLC

23.7           Consent of Mauldin & Jenkins, LLC

23.8           Consent of Bricker & Melton, P.A.

24* Power of Attorney (included in the signature page to the Registration Statement)
-----------------------------------------------------------------------------
* Previously filed in connection with this Registration Statement.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3D to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 16, 1999.

                            PREMIER BANCSHARES, INC.

                            By:    /s/ Darrell D. Pittard
                                   ----------------------
                            Name:  Darrell D. Pittard
                            Title: Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                     Title               Date
               ---------                     -----               ----
          /s/ John E. Aderhold *             Director       April 16, 1999
          ----------------------
              John E. Aderhold

          /s/ N. Michael Anderson *          Director       April 16, 1999
          -------------------------
              N. Michael Anderson


          /s/ George S. Carpenter *          Director       April 16, 1999
          -------------------------
              George S. Carpenter


          /s/ James L. Coxwell *             Director       April 16, 1999
          ----------------------
              James L. Coxwell


          /s/ Donald N. Ellis *              Director       April 16, 1999
          ---------------------
              Donald N. Ellis


          /s/ William M. Evans, Jr. *        Director       April 16, 1999
          ---------------------------
              William M. Evans, Jr.


          /s/ John H. Ferguson *             Director       April 16, 1999
          ----------------------
              John H. Ferguson


          /s/ Robert E. Flournoy III *       Director       April 16, 1999
          ----------------------------
              Robert E. Flournoy III

          /s/ James E. Freeman *             Director            April 16, 1999
          ----------------------
              James E. Freeman


          /s/ A. F. Gandy *                  Director            April 16, 1999
          -----------------
              A. F. Gandy


          /s/ Robin R. Howell *              Director            April 16, 1999
          ---------------------
              Robin R. Howell


          /s/ Billy H. Martin *              Director            April 16, 1999
          ---------------------
              Billy H. Martin


          /s/ C. Steve McQuaig *             Director            April 16, 1999
          ----------------------
              C. Steve McQuaig


          /s/ Robert C. Oliver *             Director,           April 16, 1999
          ----------------------
              Robert C. Oliver               President and
                                             Chief Operating
                                             Officer


          /s/ Thomas E. Owen, Jr. *          Director            April 16, 1999
          -------------------------
              Thomas E. Owen, Jr.


          /s/ Darrell D. Pittard             Chairman and        April 16, 1999
          ----------------------
              Darrell D. Pittard             Chief Executive
                                             Officer (principal
                                             executive officer)


          /s/ Michael E. Ricketson  *        Chief Financial     April 16, 1999
          ---------------------------
              Michael E. Ricketson           Officer and Executive
                                             Vice President
                                             (principal financial
                                             and accounting officer)


          /s/ John D. Stephens *             Director            April 16, 1999
          ----------------------
              John D. Stephens


          /s/ James E. Sutherland, Sr. *     Director            April 16, 1999
          ------------------------------
              James E. Sutherland, Sr.


          By:  /s/ Darrell D. Pittard *
          -----------------------------
               Darrell D. Pittard
               Attorney-in-Fact